UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2022

INTELLIA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37766	36-4785571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Erie Street, Suite 130 Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 285-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	NTLA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On September 16, 2022, Intellia Therapeutics, Inc. (the “Company” or “Intellia”) issued a press release titled “Intellia and Regeneron Announce Initial Data from the Cardiomyopathy Arm of Ongoing Phase 1 Study of NTLA-2001, an Investigational CRISPR Therapy for the Treatment of Transthyretin (ATTR) Amyloidosis”. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 16, 2022, Intellia issued a press release titled “Intellia Therapeutics Announces Positive Interim Clinical Data for its Second Systemically Delivered Investigational CRISPR Candidate, NTLA-2002 for the Treatment of Hereditary Angioedema (HAE).” A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 hereto, are being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Interim Clinical Data of NTLA-2001

On September 16, 2022, the Company announced, together with Regeneron Pharmaceuticals, Inc. (“Regeneron”), additional positive interim results from an ongoing Phase 1 clinical trial of NTLA-2001. The interim data include 12 adult patients with ATTR amyloidosis with cardiomyopathy (“ATTR-CM”) with New York Heart Association (NYHA) Class I – III heart failure. Single doses of 0.7 mg/kg and 1.0 mg/kg of NTLA-2001 were administered via intravenous infusion, and the change from baseline in serum transthyretin (“TTR”) protein concentration was measured for each patient.

Administration of NTLA-2001 led to rapid and deep reductions in serum TTR by day 28 as follows:

Cohort	Mean (min, max) % serum TTR reduction by day 28
0.7 mg/kg, NYHA Class I/II (n=3)*	92% (91%, 95%)
0.7 mg/kg, NYHA Class III (n=6)*	94% (91%, 97%)
1.0 mg/kg, NYHA Class I/II (n=3)	92% (90%, 95%)

*	Mean (min, max) % serum TTR reduction by day 28 for 0.7 mg/kg cohort (n=9) was 93% (91%, 97%).

These profound reductions in serum TTR were sustained throughout the observation period, with patient follow-up ranging from two to six months as of the data cut-off date of July 1, 2022. The Company believes these data support NTLA-2001’s potential as a one-time treatment to permanently inactivate the TTR gene and reduce the disease-causing protein in people with ATTR-CM.

NTLA-2001 is the first CRISPR/Cas9-based therapy candidate to be administered systemically for precision editing of a gene in humans. It is designed to inactivate the TTR gene in liver cells to reduce the production of misfolded TTR protein, which accumulates in tissues throughout the body and causes the debilitating and often fatal complications of ATTR amyloidosis.

At both dose levels, NTLA-2001 was generally well tolerated. Two of 12 patients reported transient infusion reactions, which was the only observed treatment-related adverse event. One patient in the 0.7 mg/kg dose NYHA Class III cohort experienced a Grade 3 infusion-related reaction, which resolved without clinical consequence. Per the study protocol, this group was subsequently expanded from three to six patients to further characterize safety at this dose level. No additional patients in the 0.7 mg/kg dose NYHA Class III cohort reported a treatment-related adverse event. No clinically significant liver findings were observed at either dose level.

The Phase 1 study, run by the Company as the program’s development and commercialization lead as part of a multi-target collaboration with Regeneron, is evaluating NTLA-2001 in patients with either ATTR-CM or hereditary ATTR amyloidosis with polyneuropathy (“ATTRv-PN”). A protocol amendment has been submitted to evaluate a fixed dose corresponding to 0.7 mg/kg in the dose-expansion portion, with enrollment across both arms expected to be completed by the end of 2022, subject to regulatory feedback.

Interim Clinical Data of NTLA-2002

On September 16, 2022, at the 2022 Bradykinin Symposium, the Company presented positive interim results from an ongoing Phase 1/2 clinical study of our second in vivo genome editing candidate, NTLA-2002, which is being developed as a single-dose treatment for hereditary angioedema (“HAE”). The interim data presented are from the initial six adult patients with HAE treated in the ongoing dose-escalation study with a data cut-off date of July 27, 2022. Single doses of 25 mg (n=3) and 75 mg (n=3) of NTLA-2002 were administered via intravenous infusion, and changes from baseline values of plasma kallikrein protein were measured for each patient. Administration of NTLA-2002 led to dose-dependent reductions in plasma kallikrein and achieved maximal reductions by week eight, with mean reductions of 65% and 92% in the 25 mg and 75 mg dose cohorts, respectively. Furthermore, these reductions have been sustained through at least 16 weeks in the 25 mg cohort and 8 weeks in the 75 mg cohort for which complete cohort biomarker data were available.

In addition to plasma kallikrein levels, HAE attack rates are also being measured in the study, with the first analysis occurring at the end of the pre-specified 16-week primary observation period. To date, all three patients in the 25 mg dose cohort have reached the end of this initial observation period. Patients in this group had a baseline HAE attack rate ranging from 1.1 to 7.2 attacks per month, as confirmed by the investigator. Treatment with a single dose of 25 mg of NTLA-2002 resulted in a mean reduction in HAE attacks of 91% throughout the 16-week observation period. Additionally, two of the three patients have not had a single HAE attack since treatment, and all three patients have been attack free since week 10 (follow-up through weeks 24 - 32). Patients in the 75 mg cohort have not completed the primary 16-week observation period, and attack rate data for this cohort will be presented at the American College of Allergy, Asthma & Immunology Annual Scientific Meeting, November 10 –14 in Louisville, Kentucky.

Prophylaxis medications are permitted in the Phase 1 part of the study. Two of the three patients in the 25 mg cohort were actively receiving prophylaxis therapy prior to administration of NTLA-2002. For these two patients, the study protocol permitted investigators to withdraw the patient’s prophylaxis therapy after completion of the 16-week primary observation period. This treatment approach was implemented for the two applicable patients in this cohort, and neither patient has had an HAE attack since discontinuing their prophylaxis therapy through the latest follow-up.

At both dose levels, NTLA-2002 was generally well tolerated, and the majority of adverse events were mild in severity. The most frequent adverse events were infusion-related reactions, which were mostly Grade 1 and resolved within one day. There have been no dose-limiting toxicities, no serious adverse events and no adverse events of Grade 3 or higher observed to date. No clinically significant laboratory abnormalities were observed, including any significant elevation in liver enzymes.

Based on the interim data presented in September 2022, the Company selected a third dose of 50 mg to be evaluated in the ongoing dose-escalation portion of the Phase 1/2 study. Dosing at this level has recently been completed and the Company expects to select up to two doses to further evaluate in the Phase 2, placebo-controlled dose expansion portion of the study, which is expected to begin in the first half of 2023. The Company anticipates expanding country and site participation, including U.S. clinical sites, as part of the Phase 2 study.

NTLA-2002 is designed to inactivate the KLKB1 gene in liver cells. By targeting the KLKB1 gene, NTLA-2002 reduces the production of kallikrein protein, whose uncontrolled activity is responsible for the overproduction of bradykinin, which leads to the recurring, debilitating and potentially fatal swelling attacks that occur in people living with HAE.

Forward Looking Statements

This Current Report on Form 8-K and certain of the materials furnished or filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding Intellia’s beliefs and expectations regarding its: ability to enroll and dose the necessary subjects in the clinical studies for NTLA-2001 for the treatment of ATTR amyloidosis and NTLA-2002 for the treatment of HAE; provide timing on data readouts from the clinical studies, and successfully secure additional clinical studies authorizations, such as investigational new drug applications (“IND”) and CTA, in other countries; ability to evaluate NTLA-2001 in a broader ATTR amyloidosis population; expectation that clinical results will support NTLA-2001’s safety and activity profile; belief that NTLA-2001 can be approved as a single-dose therapy or that it can halt and potentially reverse ATTR amyloidosis progression; ability to evaluate NTLA-2002 in a broader HAE population advancement, expansion and acceleration of our CRISPR/Cas9 technology and in vivo pipeline to develop breakthrough genome editing treatments for people living with severe diseases; ability to optimize the impact of our collaborations on our development programs, including but not limited to our collaboration with Regeneron; and statements regarding the timing of regulatory filings and clinical trial execution, including enrollment and dosing of patients, and regarding our development programs.

Any forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements, including, without limitation, uncertainties related to market conditions as well as on the timing and anticipated results of its clinical trials, strategy and future operations; the delay of any current or planned clinical trials or the development of the Company’s drug candidates; the risk that the results of its clinical trials may not be predictive of future results in connection with future clinical trials; the Company’s ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of its planned interactions with regulatory authorities; and obtaining, maintaining and protecting its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Intellia’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the U.S Securities and Exchange Commission (“SEC”), as well as discussions of potential risks, uncertainties, and other important factors in Intellia’s other filings with the SEC, including those contained or incorporated by reference. Any forward-looking statements represent Intellia’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Intellia explicitly disclaims any obligation to update any forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated September 16, 2022

99.2	Press release, dated September 16, 2022

104	104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2022	Intellia Therapeutics, Inc.

	By:	/s/ John M. Leonard
	Name:	John M. Leonard
	Title:	Chief Executive Officer and President

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